UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

  iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0259335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share (including preferred stock purchase rights)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]
Securities Act registration statement file number to which this form relates: 333-126907
Securities to be registered pursuant to Section 12(g) of the Act: None.
On April 7, 2014, iRobot Corporation (the “Registrant”) terminated the Shareholder Rights Agreement dated as of November 15, 2005 by and between the Company and Computershare Trust Company, Inc. (the “Rights Plan Termination”). In connection therewith, the Registrant is updating the information in its registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2005 (the “Form 8-A12G”) to reflect an amended description of its securities registered thereunder. As the Registrant’s securities are now registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rather than Section 12(g) of the Exchange Act, the Registrant is filing this registration statement on Form 8-A12B to amend the disclosure set forth in the Form 8-A12G as follows:

Item 1. Description of Registrant’s Securities to be Registered
On April 7, 2014, iRobot Corporation (the “Company”) and Computershare Trust Company, Inc. (the “Rights Agent”) entered into an Amendment and Termination of Shareholder Rights Agreement (the “Amendment”) with respect to the Shareholder Rights Agreement dated as of November 15, 2005 by and between the Company and the Rights Agent (the “Rights Agreement”).
The Amendment changes the definition of “Final Expiration Date” in the Rights Agreement from November 15, 2015 to April 10, 2014, such that, as of 5:00 p.m. Eastern time on April 10, 2014, the rights to purchase Series A-1 Junior Participating Cumulative Preferred Stock (the “Series A-1 Preferred Stock”) issued pursuant to the Rights Agreement (the “Rights”) expired and are no longer outstanding and the Rights Agreement terminated.
After the expiration of the Rights and termination of the Rights Agreement, on April 10, 2014 the Company filed with the Delaware Secretary of State a Certificate of Elimination of Series A-1 Preferred Stock (the “Certificate of Elimination”), which returned the shares that were designated as Series A-1 Preferred Stock to the status of authorized but unissued shares of the preferred stock of the Company, without designation as to series or rights, preferences, privileges or limitations.

Item 2. Exhibits

3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (No. 333-126907))
3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (No. 333-126907))
4.1	Specimen Stock Certificate for shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (No. 333-126907))
4.2
Shareholder Rights Agreement between the Registrant and Computershare Trust Company, Inc., as the Rights Agent (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 (No. 333-126907))

4.3
Amendment and Termination of Shareholder Rights Agreement between iRobot Corporation and Computershare Trust Company, Inc. dated as of April 7, 2014 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on April 10, 2014 (No. 000-51598))

4.4
Certificate of Elimination of Series A-1 Junior Participating Cumulative Preferred Stock, dated April 7, 2014 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed on April 10, 2014 (No. 000-51598))

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iRobot Corporation

April 10, 2014	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (No. 333-126907))
3.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (No. 333-126907))
4.1	Specimen Stock Certificate for shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (No. 333-126907))
4.2
Shareholder Rights Agreement between the Registrant and Computershare Trust Company, Inc., as the Rights Agent (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1 (No. 333-126907))

4.3	Amendment and Termination of Shareholder Rights Agreement between iRobot Corporation and Computershare Trust Company, Inc. dated as of April 7, 2014
4.4	Certificate of Elimination of Series A-1 Junior Participating Cumulative Preferred Stock, dated April 7, 2014